Exhibit 99.1

THE WENDY’S COMPANY REPORTS THIRD QUARTER 2019 RESULTS

Dublin, Ohio (November 6, 2019) – The Wendy’s Company (Nasdaq: WEN) today reported unaudited results for the third quarter ended September 29, 2019.

“We delivered a strong quarter of sales and earnings growth, demonstrating that we are building an even stronger foundation for the Wendy’s® brand,” President and Chief Executive Officer Todd Penegor said. “We remain relentlessly focused on executing our plan to accelerate same-restaurant sales and drive global restaurant expansion across the globe. We are well positioned to drive growth in 2020 and beyond to achieve our vision of becoming the world’s most thriving and beloved restaurant brand, and to become an accelerated, efficient growth company.”

Third Quarter 2019 Summary

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Operational Highlights	Third Quarter		Year-to-Date
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Systemwide Sales Growth(1)
North America	5.5%	1.2%	3.8%	2.2%
International(2)	9.2%	13.2%	9.8%	13.2%
Global	5.7%	1.7%	4.1%	2.7%
North America Same-Restaurant Sales Growth(1)	4.4%	(0.2)%	2.4%	1.1%
Restaurant Openings
North America - Total / Net	27 / 15	23 / 7	76 / 23	64 / 11
International - Total / Net	13 / 9	14 / 6	35 / 9	42 / 24
Global - Total / Net	40 / 24	37 / 13	111 / 32	106 / 35
Systemwide Sales (In US$ Millions)(3)
North America	$2,660	$2,523	$7,782	$7,530
International(2)	$138	$127	$411	$386
Global	$2,798	$2,650	$8,193	$7,916

(1)	Systemwide sales growth and same-restaurant sales growth are calculated on a constant currency basis and include sales by both Company-operated and franchise restaurants.
(2)	Excludes Venezuela, and beginning in the third quarter of 2018, Argentina.
(3)	Systemwide sales include sales at both Company-operated and franchise restaurants.

Financial Highlights	Third Quarter			Year-to-Date
	2019	2018	B / (W)	2019	2018	B / (W)
(In Millions Except Per Share Amounts)	(Unaudited)			(Unaudited)
Total Revenues	$437.9	$400.6	9.3%	$1,281.8	$1,192.1	7.5%
Adjusted Revenues(1)	$351.1	$319.0	10.1%	$1,027.9	$947.1	8.5%
Company-Operated Restaurant Margin	16.2%	15.7%	0.5%	15.9%	15.8%	0.1%
General and Administrative Expense	$46.2	$46.5	0.6%	$146.3	$146.1	(0.1)%
Operating Profit	$79.0	$77.3	2.2%	$225.9	$204.1	10.7%
Net Income	$46.1	$391.2	(88.2)%	$110.4	$441.3	(75.0)%
Adjusted EBITDA	$109.9	$107.2	2.5%	$329.4	$307.6	7.1%
Reported Diluted Earnings Per Share	$0.20	$1.60	(87.5)%	$0.47	$1.79	(73.7)%
Adjusted Earnings Per Share	$0.19	$0.17	11.8%	$0.51	$0.42	21.4%
Cash Flows from Operations				$237.5	$229.7	3.4%
Capital Expenditures				$(41.0)	$(39.7)	(3.3)%
Free Cash Flow(2)				$192.3	$181.1	6.2%

(1)	Total revenues less advertising funds revenue.
(2)	Cash flows from operations minus capital expenditures and the impact of our advertising funds.

Third Quarter Financial Highlights

Revenues and Adjusted Revenues

The increase in revenues and adjusted revenues was primarily driven by higher sales at Company-operated restaurants and an increase in franchise royalty revenue. Higher sales at Company-operated restaurants was the result of positive same-restaurant sales and an increase in the number of restaurants in operation. The increase in franchise royalty revenue was primarily driven by positive same-restaurant sales and new restaurant development. Revenues and adjusted revenues also benefited from an increase in franchise rental income which was driven by approximately $10 million in pass-through payments related to subleases as the result of the new lease accounting standard. This incremental revenue was completely offset by a corresponding increase in franchise rental expense.

Company-Operated Restaurant Margin

The increase in Company-operated restaurant margin was primarily the result of pricing actions and positive mix benefits, partially offset by labor rate inflation and higher commodity costs.

General and Administrative Expense

The decrease in general and administrative expenses was primarily due to a $2.8 million reduction in our legal reserve as a result of an increase in anticipated insurance proceeds available for use related to the proposed settlement of the Financial Institutions case. Excluding this reserve adjustment, general and administrative expense would have increased by approximately $2.5 million, or 5 percent, primarily driven by a higher incentive compensation accrual.

Operating Profit

The increase in operating profit resulted primarily from an increase in franchise royalty revenue and Company-operated restaurant margin, partially offset by an increase in franchise support and other costs and higher depreciation expense.

Net Income

The decrease in net income resulted primarily from the sale of our ownership interest in Inspire Brands in the third quarter of 2018 for $450 million (~$353 million, net of tax).

Adjusted EBITDA

The increase in adjusted EBITDA resulted primarily from an increase in franchise royalty revenue and Company-operated restaurant margin, partially offset by an increase in franchise support and other costs.

Adjusted Earnings Per Share

The increase in adjusted earnings per share resulted primarily from an increase in adjusted EBITDA, fewer shares outstanding as a result of the Company’s share repurchase programs, and a lower tax rate as the result of an expected tax reserve release, partially offset by higher depreciation expense.

Free Cash Flow

The increase in free cash flow resulted primarily from an increase in cash flows from operations, driven primarily by an increase in net income, excluding the sale of our ownership interest in Inspire Brands in the third quarter of 2018 for $450 million (~$353 million, net of tax).

New Restaurant Development

In the third quarter of 2019 the Company had 40 global restaurant openings, and an increase of 24 net new restaurants. The Company continues to expect 2019 global net new restaurant growth of approximately 1.5 percent.

Image Activation

Image Activation, which includes reimaging existing restaurants and building new restaurants, remains an integral part of our global growth strategy. At the end of the third quarter of 2019, approximately 56 percent of the global system was image activated. This compares to approximately 50 percent image activated at the end of 2018.

Company Repurchases 1.3 Million Shares for $26.4 Million in Third Quarter

The Company repurchased 1.3 million shares for $26.4 million in the third quarter at an average price of $19.91 per share and has repurchased 0.4 million shares for $9.2 million in the fourth quarter to date. The Company currently has $161.1 million remaining on its existing $225 million share repurchase authorization that expires on March 1, 2020.

The Company recently announced at its 2019 Investor Day that it intends to launch a $100 million accelerated share repurchase program in the fourth quarter of 2019. This program is part of the Company’s existing $225 million share repurchase authorization that expires on March 1, 2020.

2019 and 2020 Outlook

This release includes forward-looking guidance for certain non-GAAP financial measures, including systemwide sales, adjusted EBITDA, adjusted earnings per share, free cash flow and adjusted tax rate. The Company excludes certain expenses and benefits from adjusted EBITDA, adjusted earnings per share, free cash flow and adjusted tax rate, such as the impact from our advertising funds, including the net change in the restricted operating assets and liabilities and any excess or deficit of advertising funds revenues over advertising funds expenses, impairment of long-lived assets, reorganization and realignment costs, system optimization (gains) losses, net, loss on early extinguishment of debt, the gain on the sale of our investment in Inspire Brands, the impact of the proposed settlement of the Financial Institutions case and the timing and resolution of certain tax matters. Due to the uncertainty and variability of the nature and amount of those expenses and benefits, the Company is unable without unreasonable effort to provide projections of net income, earnings per share, net cash provided by operating activities or reported tax rate or a reconciliation of those projected measures.

Company Provides Updated 2019 Outlook

Metric	Outlook as of 9/9/19*	Updated Outlook
Global systemwide sales	~3.0 to 4.0 percent	~3.5 to 4.0 percent
G&A expense	~$195 million	~$195 to $200 million
Adjusted EBITDA growth	~flat to down 2.0 percent	~flat to down 1.0 percent
Adjusted tax rate	~22-23 percent	~21-22 percent
Adjusted EPS growth	Down ~3.5 to 6.5 percent	Up ~1.5 percent to down ~1.5 percent
Cash flows from operations	~$290 to $305 million	No change
Capital expenditures	~$75 to $80 million	No change
Free cash flow	~$215 to $225 million	No change

*	Outlook as of September 9, 2019 when the Company announced its intention to launch breakfast across the U.S. system in 2020.

Company on Track to Achieve New 2020 Goals:

•	Global systemwide sales of approximately $12.0-$12.5 billion.

•	Adjusted EBITDA of approximately $425-$435 million.

•

Free cash flow of approximately $235-$245 million, excluding the approximately $20 million tax-effected impact from the proposed settlement of the Financial Institutions case, which the Company expects to occur in early 2020. Including the impact of the proposed settlement, the Company expects free cash flow of approximately $215-$225 million.

Conference Call and Webcast Scheduled for 8:30 a.m. Today, November 6

The Company will host a conference call on Wednesday, November 6 at 8:30 a.m. ET, with a simultaneous webcast from the Company’s Investor Relations website at www.irwendys.com. The related presentation materials will also be available on the Company’s Investor Relations website. The live conference call will be available by telephone at (866) 211-4759 for domestic callers and (647) 689-6752 for international callers. An archived webcast and presentation materials will be available on the Company’s Investor Relations website.

Forward-Looking Statements

This release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of The Wendy’s Company and its subsidiaries (collectively, the “Company”). Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements that address future operating, financial or business performance; strategies, initiatives or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed in or implied by the forward-looking statements. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

Many important factors could affect the Company’s future results and could cause those results to differ materially from those expressed in or implied by the forward-looking statements contained herein. Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond the Company’s control, include, but are not limited to, the following: (1) competition, including pricing pressures, couponing, aggressive marketing and the potential impact of competitors’ new unit openings on sales of Wendy’s restaurants; (2) consumers’ perceptions of the relative quality, variety, affordability and value of the food products the Company offers, and changes in consumer tastes and preferences; (3) food safety events, including instances of food-borne illness (such as salmonella or E. coli) involving Wendy’s or its supply chain; (4) consumer concerns over nutritional aspects of beef, chicken, french fries or other products the Company sells, the ingredients in the Company’s products and/or the cooking processes used in the Company’s restaurants; (5) conditions beyond the Company’s control, such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism; (6) the effects of negative publicity that can occur from increased use of social media; (7) success of operating and marketing initiatives, including advertising and promotional efforts and new product and concept development by the Company and its competitors; (8) prevailing economic, market and business conditions affecting the Company including competition from other food service providers, unemployment and decreased consumer spending levels, particularly in geographic regions that contain a high concentration of Wendy’s restaurants; (9) changes in the quick-service restaurant industry, spending patterns and demographic trends, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home; (10) certain factors affecting the Company’s franchisees, including the business and financial viability of franchisees, the timely payment of franchisees’ obligations due to the Company or to national or local advertising organizations, and the ability of franchisees to open new restaurants and reimage existing restaurants in accordance with their development and franchise commitments, including their ability to finance restaurant development and reimages; (11) increased labor costs due to competition or increased minimum wage or employee benefit costs; (12) changes in commodity costs (including beef, chicken, pork, cheese and grains), labor, supplies, fuel, utilities, distribution and other operating costs; (13) the availability of suitable locations and terms for restaurant development by the Company and its franchisees; (14) development costs, including real estate and construction costs; (15) delays in opening new restaurants or completing reimages of existing restaurants, including risks associated with the Company’s Image Activation program; (16) the ability to effectively manage the acquisition and disposition of restaurants or successfully implement other strategic initiatives; (17) anticipated or unanticipated restaurant closures by the Company and its franchisees; (18) the Company’s ability to identify, attract and retain franchisees with sufficient experience and financial resources to develop and operate Wendy’s restaurants successfully; (19) availability of qualified restaurant personnel to the Company and its franchisees, and the ability to retain such personnel; (20) the Company’s ability, if necessary, to secure alternative distribution of supplies of food, equipment and other products to Wendy’s restaurants at competitive rates and in adequate amounts, and the potential financial impact of any interruptions in such distribution; (21) availability and cost of insurance; (22) availability, terms (including changes in interest rates) and deployment of capital, and changes in debt, equity and securities markets; (23) changes in, and the Company’s ability to comply with, legal, regulatory or similar requirements, including franchising laws, payment card industry rules, overtime rules, minimum wage rates, wage and hour laws, tax legislation, federal ethanol policy and accounting standards, policies and practices; (24) the costs, uncertainties and other effects of legal, environmental and administrative proceedings; (25) the effects of charges for impairment of goodwill or for the impairment of other long-lived assets; (26) risks associated with failures, interruptions or security breaches of the Company’s computer systems or technology, or the occurrence of cyber incidents or a deficiency in cybersecurity that impacts the Company or its franchisees, including the cybersecurity incident described in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2019 (the “Form 10-K”); (27) the difficulty in predicting the ultimate costs that will be incurred in connection with the Company’s plan to reduce general and administrative expense, and the future impact on its earnings; (28) risks associated with the Company’s securitized financing facility and other debt agreements, including the ability to generate sufficient cash flow to meet increased debt service obligations, compliance with operational and financial covenants, and restrictions on the Company’s ability to raise additional capital; (29) risks associated with the amount and timing of share repurchases under share repurchase programs approved by the Company’s Board of Directors; (30) risks associated with the proposed settlement of the Financial Institutions case described in the Form 10-K, including the timing and amount of payments; (31) risks associated with the Company’s digital commerce strategy, platforms and technologies, including the Company’s ability to adapt to changes in industry trends and consumer preferences; (32) risks associated with the Company’s evolving organizational and leadership structure; (33) risks associated with the Company’s plans to enter the breakfast daypart across the U.S. system in 2020, including related investments; (34) risks associated with the Company’s international growth strategy, including related investments; and (35) other factors cited in the Company’s releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

The Company’s franchisees are independent third parties that the Company does not control. Numerous factors beyond the control of the Company and its franchisees may affect new restaurant openings. Accordingly, there can be no assurance that commitments under development agreements with franchisees will result in new restaurant openings. In addition, numerous factors beyond the control of the Company and its franchisees may affect franchisees’ ability to reimage existing restaurants in accordance with the Company’s expectations.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect the Company.

The Company undertakes no duty or obligation to publicly update or revise any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including adjusted revenue, adjusted EBITDA, adjusted earnings per share, adjusted tax rate, free cash flow and systemwide sales.

The Company uses adjusted revenue, adjusted EBITDA, adjusted earnings per share, adjusted tax rate and systemwide sales as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. Adjusted EBITDA, adjusted earnings per share and systemwide sales are also used by the Company in establishing performance goals for purposes of executive compensation. The Company believes its presentation of adjusted revenue, adjusted EBITDA, adjusted earnings per share, adjusted tax rate and systemwide sales provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested parties use adjusted revenue, adjusted EBITDA, adjusted earnings per share, adjusted tax rate and systemwide sales in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

This release also includes disclosure and guidance regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. Free cash flow is also used by the Company in establishing performance goals for purposes of executive compensation. As a result of the adoption of the new revenue recognition accounting standard in the first quarter of 2018, the Company now defines free cash flow as cash flows from operations minus (i) capital expenditures and (ii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP. The impact of our advertising funds is excluded because the funds are used solely for advertising and are not available for the Company’s working capital needs. The Company believes free cash flow is an important liquidity measure for investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash.

Adjusted revenue, adjusted EBITDA, adjusted earnings per share, adjusted tax rate, free cash flow and systemwide sales are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted revenue, adjusted EBITDA, adjusted earnings per share, adjusted tax rate, free cash flow and systemwide sales (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

Key Business Measures

The Company tracks its results of operations and manages its business using certain key business measures, including same-restaurant sales, systemwide sales and Company-operated restaurant margin, which are measures commonly used in the quick-service restaurant industry that are important to understanding Company performance.

Same-restaurant sales and systemwide sales each include sales by both Company-operated and franchise restaurants. The Company reports same-restaurant sales for new restaurants after they have been open for 15 continuous months and for reimaged restaurants as soon as they reopen.

Franchise restaurant sales are reported by our franchisees and represent their revenues from sales at franchised Wendy’s restaurants. Sales by franchise restaurants are not recorded as Company revenues and are not included in the Company’s consolidated financial statements. However, the Company’s royalty revenues are computed as percentages of sales made by Wendy’s franchisees and, as a result, sales by franchisees have a direct effect on the Company’s royalty revenues and profitability.

Same-restaurant sales and systemwide sales exclude sales from Venezuela and, beginning in the third quarter of 2018, Argentina due to the highly inflationary economies of those countries.

The Company calculates same-restaurant sales and systemwide sales growth on a constant currency basis. Constant currency results exclude the impact of foreign currency translation and are derived by translating current year results at prior year average exchange rates. The Company believes excluding the impact of foreign currency translation provides better year over year comparability.

Company-operated restaurant margin is defined as sales from Company-operated restaurants less cost of sales divided by sales from Company-operated restaurants. Cost of sales includes food and paper, restaurant labor and occupancy, advertising and other operating costs.

About Wendy’s

Wendy’s® was founded in 1969 by Dave Thomas in Columbus, Ohio. Dave built his business on the premise, “Quality is our Recipe®,” which remains the guidepost of the Wendy’s system. Wendy’s is best known for its made-to-order square hamburgers, using fresh, never frozen beef*, freshly-prepared salads with hand-chopped lettuce, and other signature items like chili, baked potatoes and the Frosty® dessert. The Wendy’s Company (Nasdaq: WEN) is committed to doing the right thing and making a positive difference in the lives of others. This is most visible through the Company’s support of the Dave Thomas Foundation for Adoption® and its signature Wendy’s Wonderful Kids® program, which seeks to find every child in the North American foster care system a loving, forever home. Today, Wendy’s and its franchisees employ hundreds of thousands of people across more than 6,700 restaurants worldwide with a vision of becoming the world’s most thriving and beloved restaurant brand. For details on franchising, connect with us at www.wendys.com/franchising. Visit www.wendys.com and www.squaredealblog.com for more information and connect with us on Twitter and Instagram using @wendys, and on Facebook at www.facebook.com/wendys.

*	Fresh beef available in the contiguous U.S., Alaska, and Canada.

Investor Contact:

Greg Lemenchick

Senior Director - Investor Relations & Corporate FP&A

(614) 766-3977; greg.lemenchick@wendys.com

Media Contact:

Heidi Schauer

Senior Director - Corporate Communications & Customer Care

(614) 764-3368; heidi.schauer@wendys.com

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Operations

Three and Nine Month Periods Ended September 29, 2019 and September 30, 2018

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	2019	2018	2019	2018
Revenues:
Sales	$181,977	$165,323	$530,724	$486,316
Franchise royalty revenue and fees	109,155	103,212	320,233	308,679
Franchise rental income	59,918	50,474	176,931	152,110
Advertising funds revenue	86,830	81,541	253,923	245,011

	437,880	400,550	1,281,811	1,192,116

Costs and expenses:
Cost of sales	152,425	139,348	446,096	409,721
Franchise support and other costs	9,739	5,349	19,823	18,553
Franchise rental expense	32,364	22,260	92,842	69,829
Advertising funds expense	87,883	81,541	257,031	245,011
General and administrative	46,169	46,545	146,266	146,064
Depreciation and amortization	33,306	29,070	97,975	94,649
System optimization gains, net	(1,040)	(486)	(1,162)	(8)
Reorganization and realignment costs	403	941	4,771	6,691
Impairment of long-lived assets	—	347	1,684	2,156
Other operating income, net	(2,392)	(1,713)	(9,377)	(4,643)

	358,857	323,202	1,055,949	988,023

Operating profit	79,023	77,348	225,862	204,093
Interest expense, net	(27,930)	(29,625)	(86,943)	(89,939)
Loss on early extinguishment of debt	—	—	(7,150)	(11,475)
Investment income, net	340	450,133	999	450,432
Other income, net	1,878	1,061	6,166	2,423

Income before income taxes	53,311	498,917	138,934	555,534
Provision for income taxes	(7,184)	(107,668)	(28,527)	(114,250)

Net income	$46,127	$391,249	$110,407	$441,284

Net income per share:
Basic	$.20	$1.65	$.48	$1.85
Diluted	.20	1.60	.47	1.79
Number of shares used to calculate basic income per share	230,723	237,696	230,779	238,872

Number of shares used to calculate diluted income per share	235,718	244,766	235,901	246,446

The Wendy’s Company and Subsidiaries

Condensed Consolidated Balance Sheets

As of September 29, 2019 and December 30, 2018

(In Thousands Except Par Value)

(Unaudited)

	September 29, 2019	December 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$439,421	$431,405
Restricted cash	28,769	29,860
Accounts and notes receivable, net	105,017	109,805
Inventories	3,549	3,687
Prepaid expenses and other current assets	12,638	14,452
Advertising funds restricted assets	84,380	76,509

Total current assets	673,774	665,718
Properties	980,872	1,023,267
Finance lease assets	198,415	189,969
Operating lease assets	871,108	—
Goodwill	755,588	747,884
Other intangible assets	1,251,699	1,294,153
Investments	46,898	47,660
Net investment in sales-type and direct financing leases	250,602	226,477
Other assets	107,264	96,907

Total assets	$5,136,220	$4,292,035

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	22,750	23,250
Current portion of finance lease liabilities	10,584	8,405
Current portion of operating lease liabilities	43,474	—
Accounts payable	23,793	21,741
Accrued expenses and other current liabilities	146,693	150,636
Advertising funds restricted liabilities	90,152	80,153

Total current liabilities	337,446	284,185
Long-term debt	2,270,866	2,305,552
Long-term finance lease liabilities	471,704	447,231
Long-term operating lease liabilities	911,213	—
Deferred income taxes	273,097	269,160
Deferred franchise fees	91,437	92,232
Other liabilities	130,866	245,226

Total liabilities	4,486,629	3,643,586
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value; 1,500,000 shares authorized; 470,424 shares issued; 230,371 and 231,233 shares outstanding, respectively	47,042	47,042
Additional paid-in capital	2,885,404	2,884,696
Retained earnings	186,282	146,277
Common stock held in treasury, at cost; 240,053 and 239,191 shares, respectively	(2,415,027)	(2,367,893)
Accumulated other comprehensive loss	(54,110)	(61,673)

Total stockholders’ equity	649,591	648,449

Total liabilities and stockholders’ equity	$5,136,220	$4,292,035

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Nine Month Periods Ended September 29, 2019 and September 30, 2018

(In Thousands)

(Unaudited)

	Nine Months Ended
	2019	2018
Cash flows from operating activities:
Net income	$110,407	$441,284
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	97,975	94,649
Share-based compensation	13,989	14,401
Impairment of long-lived assets	1,684	2,156
Deferred income tax	5,524	(1,527)
Non-cash rental expense (income), net	18,722	(10,868)
Change in operating lease liabilities	(31,481)	—
Net receipt of deferred vendor incentives	2,269	2,689
System optimization gains, net	(1,162)	(8)
Gain on sale of investments, net	(130)	(450,000)
Distributions received from joint ventures, net of equity in earnings	2,926	3,250
Long-term debt-related activities, net	12,386	16,860
Changes in operating assets and liabilities and other, net	4,391	116,776

Net cash provided by operating activities	237,500	229,662

Cash flows from investing activities:
Capital expenditures	(40,984)	(39,717)
Acquisitions	(5,052)	(21,401)
Dispositions	2,038	2,863
Proceeds from sale of investments	130	450,000
Notes receivable, net	(1,834)	(283)
Payments for investments	—	(13)

Net cash (used in) provided by investing activities	(45,702)	391,449

Cash flows from financing activities:
Proceeds from long-term debt	850,000	934,837
Repayments of long-term debt	(883,564)	(888,689)
Repayments of finance lease liabilities	(5,178)	(4,350)
Deferred financing costs	(14,008)	(17,340)
Repurchases of common stock	(76,948)	(140,199)
Dividends	(69,280)	(60,786)
Proceeds from stock option exercises	24,069	42,299
Payments related to tax withholding for share-based compensation	(8,447)	(10,464)
Contingent consideration payment	—	(6,269)

Net cash used in financing activities	(183,356)	(150,961)

Net cash provided by operations before effect of exchange rate changes on cash	8,442	470,150
Effect of exchange rate changes on cash	2,755	(2,195)

Net increase in cash, cash equivalents and restricted cash	11,197	467,955
Cash, cash equivalents and restricted cash at beginning of period	486,512	212,824

Cash, cash equivalents and restricted cash at end of period	$497,709	$680,779

The Wendy’s Company and Subsidiaries

Reconciliations of Net Income to Adjusted EBITDA and Revenues to Adjusted Revenues

Three and Nine Month Periods Ended September 29, 2019 and September 30, 2018

(In Thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	2019	2018	2019	2018
Net income	$46,127	$391,249	$110,407	$441,284
Provision for income taxes	7,184	107,668	28,527	114,250

Income before income taxes	53,311	498,917	138,934	555,534
Other income, net	(1,878)	(1,061)	(6,166)	(2,423)
Investment income, net	(340)	(450,133)	(999)	(450,432)
Loss on early extinguishment of debt	—	—	7,150	11,475
Interest expense, net	27,930	29,625	86,943	89,939

Operating profit	79,023	77,348	225,862	204,093
Plus (less):
Advertising funds revenue	(86,830)	(81,541)	(253,923)	(245,011)
Advertising funds expense	87,883	81,541	257,031	245,011
Depreciation and amortization	33,306	29,070	97,975	94,649
System optimization gains, net	(1,040)	(486)	(1,162)	(8)
Reorganization and realignment costs	403	941	4,771	6,691
Impairment of long-lived assets	—	347	1,684	2,156
Legal reserve for Financial Institutions case	(2,829)	—	(2,829)	—

Adjusted EBITDA	$109,916	$107,220	$329,409	$307,581

Revenues	$437,880	$400,550	$1,281,811	$1,192,116
Less:
Advertising funds revenue	(86,830)	(81,541)	(253,923)	(245,011)

Adjusted revenues	$351,050	$319,009	$1,027,888	$947,105

Adjusted EBITDA margin	31.3%	33.6%	32.0%	32.5%

The Wendy’s Company and Subsidiaries

Reconciliation of Net Income and Diluted Earnings Per Share to

Adjusted Income and Adjusted Earnings Per Share

Three and Nine Month Periods Ended September 29, 2019 and September 30, 2018

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	2019	2018	2019	2018
Net income	$46,127	$391,249	$110,407	$441,284

Plus (less):
Advertising funds revenue	(86,830)	(81,541)	(253,923)	(245,011)
Advertising funds expense	87,883	81,541	257,031	245,011
System optimization gains, net	(1,040)	(486)	(1,162)	(8)
Reorganization and realignment costs	403	941	4,771	6,691
Impairment of long-lived assets	—	347	1,684	2,156
Loss on early extinguishment of debt	—	—	7,150	11,475
Gain on sale of investment in Inspire Brands	—	(449,921)	—	(449,921)
Legal reserve for Financial Institutions case	(2,829)	—	(2,829)	—

Total adjustments	(2,413)	(449,119)	12,722	(429,607)
Income tax impact on adjustments (a)	951	95,308	(2,621)	90,336
Tax reform	—	4,871	—	2,076

Total adjustments, net of income taxes	(1,462)	(348,940)	10,101	(337,195)

Adjusted income	$44,665	$42,309	$120,508	$104,089

Diluted earnings per share	$.20	$1.60	$.47	$1.79
Total adjustments per share, net of income taxes	(.01)	(1.43)	.04	(1.37)

Adjusted earnings per share	$.19	$.17	$.51	$.42

(a)

The provision for (benefit from) income taxes on “System optimization gains, net” was $319 and $(1,275) for the three months ended September 29, 2019 and September 30, 2018, respectively, and $108 and $(1,321) for the nine months ended September 29, 2019 and September 30, 2018, respectively. The provision for income taxes on the “Gain on sale of investment in Inspire Brands” was $96,906 for the three and nine months ended September 30, 2018. The provision for (benefit from) income taxes on all other adjustments (excluding the advertising funds adjustments) was calculated using an effective tax rate of 26.08% and 25.09% for the three months ended September 29, 2019 and September 30, 2018, respectively, and 25.32% and 25.83% for the nine months ended September 29, 2019 and September 30, 2018, respectively.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Nine Month Periods Ended September 29, 2019 and September 30, 2018

(In Thousands)

(Unaudited)

	Nine Months Ended
	2019	2018
Net cash provided by operating activities	$237,500	$229,662
Less:
Capital expenditures	(40,984)	(39,717)
Advertising funds impact (a)	(4,202)	(8,879)

Free cash flow	$192,314	$181,066

(a)

Represents the net change in the restricted operating assets and liabilities of our advertising funds, which is included in “Changes in operating assets and liabilities and other, net,” and the excess of advertising funds expense over advertising funds revenue, which is included in “Net income.”